EXHIBIT 11.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the use, in this Offering Statement on Form 1-A of our independent auditors’ report dated April 24, 2026, related to the financial statements of PSFNetwork Masterseries LLC, as of December 31, 2025, and for the period then ended.

/s/ dbbmckennon

San Diego, California

April 24, 2026